UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2014

New Media Investment Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas New York, NY	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 479-3160

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 20, 2014, Cummings Acquisition, Inc. (the “Buyer”), a wholly owned subsidiary of New Media Investment Group Inc. (the “Company”), entered into a definitive asset purchase agreement (the “Purchase Agreement”) with the sellers party thereto (the “Sellers”), each a wholly owned subsidiary of Stephens Capital Partners LLC (“Stephens”), to purchase certain print and digital assets and to assume certain related liabilities (collectively, the “Business”) for $280.0 million in cash, subject to adjustments. The Company intends to finance the acquisition with a combination of cash on hand and debt financing from the proceeds of incremental term loans under the Company’s senior secured credit facilities by and among New Media Holdings II LLC, New Media Holdings I LLC (“Holdings”), the other loan parties party thereto, the lenders party thereto and Citizens Bank of Pennsylvania, as administrative agent, which are being amended (the “Amendment”) effective November 20, 2014 to increase the amount available thereunder for incremental term loans to facilitate the financing of the acquisition. Other than the Purchase Agreement, there are no material relationships between the Company and Stephens or any of their respective affiliates.

The consummation of the transactions contemplated by the Purchase Agreement is subject to certain customary closing conditions, including the absence of a material adverse effect on the Business and the receipt of certain required consents. The closing is not subject to any financing condition or to a vote of the Company or Stephens’ stockholders. The transaction is expected to close during the first quarter of 2015.

The Purchase Agreement contains customary representations, warranties and covenants by the Sellers and the Buyer, including covenants regarding the operation of the Business prior to the closing. In connection with Purchase Agreement, the Company is providing a guaranty of the Buyer’s pre-closing obligations under the Purchase Agreement pursuant to a guaranty agreement (the “Guaranty”) dated as of November 20, 2014 by the Company and Holdings for the benefit of the Sellers.

The foregoing description of the Purchase Agreement, the Amendment and the Guaranty is not intended to be complete and is qualified in its entirety by reference to (i) the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference, (ii) the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference and (iii) the full text of the Guaranty, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement dated as of November 20, 2014, by and among Cummings Acquisition, Inc. and the sellers party thereto.

10.1	Second Amendment to Credit Agreement, dated as of November 20, 2014, among New Media Holdings I LLC, New Media Holdings II LLC, the loan parties party thereto, the lenders party thereto, and Citizens Bank of Pennsylvania, as administrative agent.

10.2	Parent Guaranty, dated as of November 20, 2014, among New Media Investment Group Inc., New Media Holdings I LLC and the sellers party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIA INVESTMENT GROUP INC.

By:	/s/ Michael E. Reed
Name:	Michael E. Reed

Title:	Chief Executive Officer

Date: November 26, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement dated as of November 20, 2014, by and among Cummings Acquisition, Inc. and the sellers party thereto.

10.1	Second Amendment to Credit Agreement, dated as of November 20, 2014, among New Media Holdings I LLC, New Media Holdings II LLC, the loan parties party thereto, the lenders party thereto, and Citizens Bank of Pennsylvania, as administrative agent.

10.2	Parent Guaranty, dated as of November 20, 2014, among New Media Investment Group Inc., New Media Holdings I LLC and the sellers party thereto.